Exhibit 99.2

EQUITY SOURCE PARTNERS, LLC

3 EASTWOODS DRIVE

COLD SPRING HARBOR, NEW YORK 11724

516-532-7284

July 1, 2017

Dear John

Please accept this letter as my official notice of resignation from the Board of Directors and all of its committees effective June 30, 2017. I wish the very best of luck to you and the Company in your future endeavors.

Sincerely

Cary Sucoff